Exhibit 99.1

Alarm.com Reports Third Quarter 2022 Results

-- Third quarter SaaS and license revenue increased 12.8% year-over-year to $133.1 million --
-- Third quarter total revenue increased 12.4% year-over-year to $216.1 million --
-- Third quarter GAAP net income attributable to common stockholders was $18.3 million, compared to $13.5 million for the third quarter of 2021 --
-- Third quarter non-GAAP adjusted EBITDA was $40.8 million, compared to $37.6 million for the third quarter of 2021 --

TYSONS, VA., November 8, 2022 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2022. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2022 and its guidance for the full year of 2022.

“Our core businesses in residential and commercial security, video, and energy management all contributed nicely to another solid quarter and have sustained their momentum to date,” said Steve Trundle, President and CEO of Alarm.com. “We were also pleased to spend time in person with many of our service providers during our annual partner summit in early October and also to have completed the acquisition of Noonlight during the third quarter.”

Third Quarter 2022 Financial Results as Compared to Third Quarter 2021

•SaaS and license revenue increased 12.8% to $133.1 million, compared to $118.1 million.
•Total revenue increased 12.4% to $216.1 million, compared to $192.3 million.
•GAAP net income attributable to common stockholders increased to $18.3 million, or $0.35 per diluted share, compared to $13.5 million, or $0.26 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $40.8 million, compared to $37.6 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $30.1 million, or $0.55 per diluted share, compared to $27.4 million or $0.53 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents decreased to $621.3 million as of September 30, 2022, compared to $710.6 million as of December 31, 2021, primarily due to the repurchase of 840,249 shares of Alarm.com common stock, approximately 1.7% of total outstanding shares, for $51.9 million during the nine months ended September 30, 2022, as well as cash used for an acquisition and a land purchase to support future growth plans.
•For the quarter ended September 30, 2022, cash flows from operations was $10.2 million, compared to $37.9 million for the quarter ended September 30, 2021. For the quarter ended September 30, 2022, non-GAAP free cash flow(*) was $8.4 million, compared to $36.3 million for the quarter ended September 30, 2021. These decreases in cash flows from operations and free cash flow were primarily due to an increase in purchased inventory in an effort to reduce risks and uncertainties in our supply chain and differences in the timing of disbursements and the collection of receipts.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Released Third-Party Camera Support for Commercial Video: Alarm.com’s commercial video solution offering can now operate with a diverse array of third-party commercial video cameras. Supporting third-party cameras reduces barriers to entry for small and medium-sized businesses that want to benefit from Alarm.com’s intelligently integrated solutions without replacing existing installed cameras.

•Acquired Noonlight: Noonlight is a fast-growing company that provides an innovative, connected safety and event management software and services platform that enables new applications and provides enhanced emergency response capabilities. Consumers can access emergency response capabilities directly through Noonlight’s innovative mobile application or through integrations with partners such as Lyft, Uber and Tinder. Leading vendors of IoT devices also leverage Noonlight’s SaaS offering to add context aware event management and emergency response services to their products. The acquisition will allow Alarm.com to expand markets for emergency response services and participate in a broader segment of the connected property market.

•Introduced New Video-based Monitoring Solution: Escalated Events enables monitoring stations to receive and respond to events generated by Alarm.com’s suite of video analytics capabilities. For example, Alarm.com can detect a person in a customer's backyard or in the parking lot of a business after hours and alert a central monitoring station. A monitoring agent can then access video clips and live feeds to evaluate the situation quickly and dispatch first responders as needed. Escalated Events adds a new layer of proactive security protection for property owners and creates new opportunities and applications for the professional monitoring services provided by Alarm.com’s partners.

•Launched Partnership with Kastle Systems: Alarm.com and Kastle Systems are partnering to provide comprehensive security and connected property solutions designed for multifamily properties. PointCentral, an Alarm.com company, and Kastle Systems will provide a combined service to help property managers streamline operations with remote access management, protect their assets with smart water monitoring and HVAC analytics, and provide an enhanced resident experience with in-unit technology such as smart thermostats and lighting control.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2022 and its guidance for the full year of 2022 based upon current management expectations. This guidance considers the recently filed demand for arbitration on October 27, 2022 related to a dispute arising under the Patent Cross License agreement between Alarm.com and Vivint, Inc., or Vivint, executed in November 2013. Vivint notified Alarm.com it will stop paying license fees to Alarm.com under the agreement. Vivint has paid the required license fees to Alarm.com since the agreement was executed in November 2013. Alarm.com disputes Vivint's refusal of payment and is seeking continued payments of license fees in the arbitration, as well as interest and declaratory relief. As a result of Vivint’s refusal to pay license fees under the agreement, beginning with the fourth quarter of 2022, Alarm.com believes that quarterly SaaS and license revenue and total revenue will be impacted by approximately $6.0 million. Alarm.com also believes that quarterly earnings and cash flow will be impacted by the aforementioned $6.0 million, plus significant additional legal fees.

For the fourth quarter of 2022:

•SaaS and license revenue is expected to be in the range of $130.5 million to $130.7 million.

For the full year of 2022:

•SaaS and license revenue is expected to be in the range of $516.3 million to $516.5 million.
•Total revenue is expected to be in the range of $840.3 million to $842.5 million, which includes anticipated hardware and other revenue in the range of $324.0 million to $326.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $141.6 million to $142.6 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $101.1 million to $101.6 million, based on an estimated tax rate of 21.0%.
•Based on an expected 55.0 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.84 to $1.85 per diluted share.

The 2022 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2022 financial results and its outlook for the fourth quarter and full year of 2022. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 8, 2022. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BIe310ec27a99440fda6ac9f604ddb3196. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt issuance costs and previously recorded amortization of debt discount related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, as interest expense. We exclude amortization of debt issuance costs and debt discount from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our 2026 Notes and previously recorded interest expense related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs and debt discount related to the 2026 Notes as discussed above.

Interest income and certain activity within other (expense) / income, net: We exclude interest income as well as certain activity within other (expense) / income, net including gains, losses or impairments on investments and other assets as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for / (benefit from) income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the fourth quarter and full year of 2022 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s actual operating results and business operations may be negatively impacted by the anticipated impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, such as the COVID-19 pandemic, and geopolitical upheaval, such as Russia’s incursion into Ukraine (collectively Macroeconomic Conditions). Macroeconomic Conditions and their economic effects may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2022 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended September 30, 2022. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
SaaS and license revenue	$133,126	$118,059	$385,826	$338,628
Hardware and other revenue	83,012	74,265	248,594	215,051
Total revenue	216,138	192,324	634,420	553,679
Cost of revenue(1):
Cost of SaaS and license revenue	18,437	17,425	54,019	49,782
Cost of hardware and other revenue	67,149	62,959	208,990	173,731
Total cost of revenue	85,586	80,384	263,009	223,513
Operating expenses:
Sales and marketing	23,057	22,557	69,182	62,085
General and administrative	28,011	18,689	81,314	64,839
Research and development	55,581	44,143	161,227	130,101
Amortization and depreciation	7,587	7,467	23,123	22,329
Total operating expenses	114,236	92,856	334,846	279,354
Operating income	16,316	19,084	36,565	50,812
Interest expense	(787)	(4,196)	(2,356)	(11,718)
Interest income	2,903	140	4,062	446
Other (expense) / income, net	(76)	53	42	(70)
Income before income taxes	18,356	15,081	38,313	39,470
Provision for / (benefit from) income taxes	246	1,787	472	(2,864)
Net income	18,110	13,294	37,841	42,334
Net loss attributable to redeemable noncontrolling interests	222	244	412	779
Net income attributable to common stockholders	$18,332	$13,538	$38,253	$43,113

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.37	$0.27	$0.77	$0.87
Diluted	$0.35	$0.26	$0.73	$0.83
Weighted average common shares outstanding:
Basic	49,791,465	49,954,565	49,974,925	49,776,578
Diluted	54,832,528	51,836,239	54,988,020	51,879,061
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales and marketing	$983	$1,189	$3,481	$3,232
General and administrative	3,953	1,974	11,135	7,217
Research and development	8,218	6,255	23,437	16,913
Total stock-based compensation expense	$13,154	$9,418	$38,053	$27,362

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$621,347	$710,621
Accounts receivable, net of allowance for credit losses of $3,536 and $2,168, and net of allowance for product returns of $1,535 and $1,181 as of September 30, 2022 and December 31, 2021, respectively	118,833	105,548
Inventory	112,319	75,276
Other current assets, net of allowance for credit losses of zero and $2 as of September 30, 2022 and December 31, 2021, respectively	27,498	26,175
Total current assets	879,997	917,620
Property and equipment, net	59,483	41,713
Intangible assets, net	87,171	91,406
Goodwill	150,808	112,901
Deferred tax assets	69,117	13,547
Operating lease right-of-use assets	30,915	30,479
Other assets, net of allowance for credit losses of $3 and $78 as of September 30, 2022 and December 31, 2021, respectively	32,282	24,349
Total assets	$1,309,773	$1,232,015
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$106,653	$89,816
Accrued compensation	24,585	23,495
Deferred revenue	7,879	5,697
Operating lease liabilities	12,024	10,331
Total current liabilities	151,141	129,339
Deferred revenue	10,556	9,140
Convertible senior notes, net	489,586	425,345
Operating lease liabilities	30,074	32,591
Other liabilities	11,611	9,545
Total liabilities	692,968	605,960
Redeemable noncontrolling interests	23,029	12,888
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,846,671 and 50,406,606 shares issued; and 49,859,269 and 50,259,453 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	508	504
Additional paid-in capital	483,225	498,979
Treasury stock, at cost; 987,402 and 147,153 shares as of September 30, 2022 and December 31, 2021, respectively	(57,015)	(5,149)
Retained earnings	167,058	118,833
Total stockholders’ equity	593,776	613,167
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,309,773	$1,232,015

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2022	2021
Net income	$37,841	$42,334
Adjustments to reconcile net income to net cash from operating activities:
Provision for / (recovery of) credit losses on accounts receivable	1,606	(238)
Reserve for product returns	3,721	1,628
Recovery of credit losses on notes receivable	(77)	(10)
Provision for excess and obsolete inventory	—	374
Amortization on patents and tooling	1,037	947
Amortization and depreciation	23,123	22,329
Amortization of debt discount and debt issuance costs	2,342	11,590
Amortization of operating leases	7,767	7,173
Deferred income taxes	(42,566)	(5,918)
Stock-based compensation	38,053	27,362
Gain on investment	(140)	—
Loss on early extinguishment of debt	—	185
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(18,321)	(8,689)
Inventory	(37,043)	(12,619)
Other current and non-current assets	(7,443)	(8,368)
Accounts payable, accrued expenses and other current liabilities	17,803	10,672
Deferred revenue	3,531	3,548
Operating lease liabilities	(9,390)	(8,745)
Other liabilities	611	(361)
Cash flows from operating activities	22,455	83,194
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(31,730)	—
Additions to property and equipment	(28,084)	(8,939)
Issuances of notes receivable	(3,000)	—
Receipt of payments on notes receivable	49	42
Purchase of investment in unconsolidated entity	—	(5,000)
Proceeds from sale of investment	140	—
Cash flows used in investing activities	(62,625)	(13,897)
Cash flows (used in) / from financing activities:
Repayments of credit facility	—	(110,000)
Proceeds from issuance of convertible senior notes	—	500,000
Payments of debt issuance costs	—	(15,698)
Payments of deferred consideration for business acquisitions	—	(1,160)
Purchases of treasury stock	(51,866)	—
Issuances of common stock from equity-based plans	3,391	4,409
Cash flows (used in) / from financing activities	(48,475)	377,551
Net (decrease) / increase in cash, cash equivalents and restricted cash	(88,645)	446,848
Cash, cash equivalents and restricted cash at beginning of the period	710,621	253,459
Cash, cash equivalents and restricted cash at end of the period	$621,976	$700,307

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$621,347	$700,307
Restricted cash included in other current assets and other assets	629	—
Total cash, cash equivalents and restricted cash	$621,976	$700,307

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA:
Net income	$18,110	$13,294	$37,841	$42,334
Adjustments:
Interest expense, interest income and certain activity within other (expense) / income, net	(2,116)	4,003	(1,859)	11,342
Provision for / (benefit from) income taxes	246	1,787	472	(2,864)
Amortization and depreciation expense	7,587	7,467	23,123	22,329
Stock-based compensation expense	13,154	9,418	38,053	27,362
Acquisition-related expense	728	—	728	29
Litigation expense	3,131	1,609	9,536	10,658
Total adjustments	22,730	24,284	70,053	68,856
Adjusted EBITDA	$40,840	$37,578	$107,894	$111,190

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted net income:
Net income, as reported	$18,110	$13,294	$37,841	$42,334
Provision for / (benefit from) income taxes	246	1,787	472	(2,864)
Income before income taxes	18,356	15,081	38,313	39,470
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(2,903)	(193)	(4,215)	(376)
Amortization expense	4,647	4,329	13,924	12,987
Amortization of debt discount and debt issuance costs	782	4,191	2,342	11,584
Stock-based compensation expense	13,154	9,418	38,053	27,362
Acquisition-related expense	728	—	728	29
Litigation expense	3,131	1,609	9,536	10,658
Non-GAAP adjusted income before income taxes	37,895	34,435	98,681	101,714
Income taxes [1]	(7,958)	(7,231)	(20,723)	(21,360)
Non-GAAP adjusted net income	$29,937	$27,204	$77,958	$80,354

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2022 and 2021. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$18,332	$13,538	$38,253	$43,113
Provision for / (benefit from) income taxes	246	1,787	472	(2,864)
Income attributable to common stockholders before income taxes	18,578	15,325	38,725	40,249
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(2,903)	(193)	(4,215)	(376)
Amortization expense	4,647	4,329	13,924	12,987
Amortization of debt discount and debt issuance costs	782	4,191	2,342	11,584
Stock-based compensation expense	13,154	9,418	38,053	27,362
Acquisition-related expense	728	—	728	29
Litigation expense	3,131	1,609	9,536	10,658
Non-GAAP adjusted income attributable to common stockholders before income taxes	38,117	34,679	99,093	102,493
Income taxes [1]	(8,005)	(7,283)	(20,810)	(21,524)
Non-GAAP adjusted net income attributable to common stockholders	$30,112	$27,396	$78,283	$80,969

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.37	$0.27	$0.77	$0.87
Provision for / (benefit from) income taxes	—	0.04	0.01	(0.06)
Income attributable to common stockholders before income taxes	0.37	0.31	0.78	0.81
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(0.06)	—	(0.08)	—
Amortization expense	0.09	0.09	0.28	0.26
Amortization of debt discount and debt issuance costs	0.02	0.08	0.05	0.23
Stock-based compensation expense	0.27	0.19	0.76	0.55
Acquisition-related expense	0.01	—	0.01	—
Litigation expense	0.06	0.03	0.19	0.21
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.76	0.70	1.99	2.06
Income taxes [1]	(0.16)	(0.15)	(0.42)	(0.43)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.60	$0.55	$1.57	$1.63

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.55	$0.53	$1.42	$1.56

Weighted average common shares outstanding:
Basic, as reported	49,791,465	49,954,565	49,974,925	49,776,578
Diluted, as reported	54,832,528	51,836,239	54,988,020	51,879,061

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2022 and 2021. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP free cash flow:
Cash flows from operating activities	$10,197	$37,886	$22,455	$83,194
Additions to property and equipment	(1,782)	(1,558)	(28,084)	(8,939)
Non-GAAP free cash flow	$8,415	$36,328	$(5,629)	$74,255